Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-170097

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
8.00% Senior Notes due 2042	$115,000,000	$13,179

(1)	Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission on October 10, 2010 (File No. 333-170097), as amended by Post-Effective Amendment No. 1 to Form S-3 filed with the Securities and Exchange Commission on April 2, 2012, was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 2, 2012)

$100,000,000

8.00% Senior Notes due 2042

We are offering $100,000,000 aggregate principal amount of 8.00% Senior Notes due 2042 (the “Notes”) pursuant to this prospectus supplement. We will pay interest on the Notes quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning July 15, 2012. The Notes will mature on April 15, 2042. We may redeem the Notes, in whole or in part, at any time on or after April 15, 2017 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but excluding, the redemption date. Upon a Change of Control Repurchase Event, we will be required to make an offer to repurchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event.” The Notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.

The Notes are a new issue of securities and there is no established trading market for the Notes. We intend to apply to list the Notes on the New York Stock Exchange under the symbol “MFO”. If the application is approved, we expect trading in the Notes on the New York Stock Exchange to begin within 30 days after the Notes are first issued. The Notes are expected to trade “flat,” meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not included in the trading price.

The Notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. The Notes will be effectively subordinated to our secured indebtedness and to all liabilities of all of our subsidiaries.

Investing in the Notes involves certain risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total(2)
Public Offering Price(1)	$25.0000	$100,000,000
Underwriting Discount	$0.7875	$3,150,000
Proceeds to Us (before expenses)(2)	$24.2125	$96,850,000

(1)	Plus accrued interest, if any, from April 11, 2012, if settlement occurs after that date.
(2)	Assumes no exercise of the underwriters’ overallotment option described below.

We have granted the underwriters an option to purchase up to an additional $15,000,000 aggregate principal amount of Notes, at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover overallotments.

The underwriters expect to deliver the Notes to purchasers on or about April 11, 2012, only in book-entry form through the facilities of The Depository Trust Company, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme.

Joint Book-Running Managers

Morgan Stanley	UBS Investment Bank	Wells Fargo Securities

Co-Managers

RBC Capital Markets

Credit Suisse	Deutsche Bank Securities	J.P. Morgan
Cantor Fitzgerald		JMP Securities

April 3, 2012

We are responsible for the information contained in this prospectus supplement, any related free writing prospectus issued by us, the accompanying prospectus and the documents incorporated therein by reference. We have not, and the underwriters have not, authorized any other person to provide you with any other information, and take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, any related free writing prospectus issued by us, the accompanying prospectus, and the documents incorporated by reference therein is accurate only as of its respective date or dates or on the date or dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (or the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (or the Exchange Act). When used, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” or similar expressions, are intended to identify forward-looking statements and, as such, may involve known and unknown risks, uncertainties and assumptions.

These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to:

•	changes in interest rates and the market value of our mortgage-backed securities (or MBS);
•	changes in the prepayment rates on the mortgage loans securing our MBS;
•	our ability to borrow to finance our assets;
•	implementation of or changes in government regulations or programs affecting our business;
•	our ability to maintain our qualification as a real estate investment trust for federal income tax purposes;
•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the concept release issued by the Securities and Exchange Commission (or the SEC) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; and
•	risks associated with investing in real estate assets, including changes in business conditions and the general economy.

These and other risks, uncertainties and factors, including those identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and those discussed in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time and it is not possible to predict those factors or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

The following information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference into the accompanying prospectus. We encourage you to read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into the accompanying prospectus, in their entireties. You should carefully consider the risks identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into the accompanying prospectus, as well as the risks set forth herein under “Risk Factors,” before making an investment decision to purchase the Notes. Unless otherwise indicated, all references to “we,” “our,” “us” or “the company” in this prospectus supplement and the accompanying prospectus mean MFA Financial, Inc. The following defines certain of the terms used in this prospectus supplement: MBS refers to mortgage-backed securities secured by pools of residential mortgage loans; Agency MBS refers to MBS that are issued or guaranteed by a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the U.S. Government, such as Ginnie Mae; and Non-Agency MBS are MBS that are not guaranteed by any agency of the U.S. Government or any federally chartered corporation. Unless otherwise specified, the information in this prospectus supplement assumes that the underwriters do not exercise their option described herein under “Underwriting.”

The Company

Our Business

We are a real estate investment trust (or REIT) primarily engaged in the business of investing, on a leveraged basis, in residential Agency and Non-Agency MBS. Our principal business objective is to generate net income for distribution to our stockholders resulting from the difference between the interest and other income we earn on our investments and the interest expense we pay on the borrowings that we use to finance our leveraged investments and our operating costs.

Compliance with REIT Requirements and the Investment Company Act of 1940

We have elected to be treated as a REIT for U.S. federal income tax purposes. In order to maintain our qualification as a REIT, we must comply with a number of requirements under U.S. federal income tax law that are discussed under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. If we fail to maintain our qualification as a REIT, we would be subject to U.S. federal income tax, which could have an adverse impact on our business. In addition, we at all times intend to conduct our business so as to maintain our exempt status under, and not to become regulated as an investment company for purposes of, the Investment Company Act. If we fail to maintain our exempt status under the Investment Company Act, we would be unable to conduct our business as described in this prospectus supplement. See “Risk Factors — Future legal changes could require us to significantly restructure our operations in order to maintain our investment company exemption, which would materially and adversely affect us” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into the accompanying prospectus.

General Information

We were incorporated on July 24, 1997 under Maryland law. Our principal executive offices are located at 350 Park Avenue, 20th Floor, New York, New York 10022. Our telephone number is (212) 207-6400. Our common stock and our 8.50% Series A Cumulative Redeemable Preferred Stock are listed on the New York Stock Exchange (or NYSE) under the symbols “MFA” and “MFA PrA,” respectively. We maintain a website at www.mfa-reit.com. Information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer
MFA Financial, Inc.
Notes
$100,000,000 aggregate principal amount of 8.00% Senior Notes due 2042 (the “Notes”) (or $115,000,000 if the underwriters’ overallotment option is exercised in full) issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.
Maturity Date
The Notes will mature on April 15, 2042.
Interest Rate
The Notes will bear interest from April 11, 2012 at the rate of 8.00% per year, payable quarterly in arrears.
Interest Payment Dates
January 15, April 15, July 15 and October 15 of each year, beginning July 15, 2012.
Optional Redemption
We may redeem the Notes, in whole or in part, at any time on or after April 15, 2017 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but excluding, the redemption date.
Change of Control Offer to Repurchase
If a Change of Control Repurchase Event as defined under “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” occurs, we must offer to repurchase the Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement.
No Security
None of our obligations under the Notes will be secured by collateral or guaranteed by any of our subsidiaries, affiliates or other persons.
Certain Covenants
The Notes contain certain restrictions on our ability to merge, consolidate or sell all or substantially all of our assets, subject to a number of important qualifications and limitations. See “Description of the Notes — Certain Covenants” in this prospectus supplement.
Ranking
The Notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, including any other senior unsecured indebtedness issued under the Indenture. The Notes will be effectively subordinated to all of our secured indebtedness, which includes our repurchase agreements, securitized debt, obligation to return securities obtained as collateral, and other financing arrangements, to the extent of the value of the collateral securing such indebtedness. As of December 31, 2011, we had outstanding $7.813 billion of repurchase agreements with weighted average borrowing rates of 1.70% (after giving effect to our interest rate swaps), and weighted average remaining maturities of 45 days, with investment securities with an estimated fair value of $8.923 billion pledged as collateral. See “Description of the Notes — Ranking” in this prospectus supplement.
Option to Purchase Additional Notes
We have granted the underwriters an option to purchase up to an additional $15,000,000 aggregate principal amount of Notes, at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover overallotments.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the

Exchange Act and any Notes are outstanding, we will provide holders of Notes, without cost, copies of the annual reports and quarterly reports containing information that is substantially similar to the information that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than exhibits or any information required by Items 402 and 404 of Regulation S-K pursuant to the Securities Act that would have been required). See “Description of the Notes — Information Rights” in this prospectus supplement.
Use of Proceeds
The net proceeds from the sale of the Notes are estimated to be approximately $96,500,000 (or approximately $111,027,500 if the underwriters exercise their overallotment option in full) after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds to acquire additional MBS, consistent with our investment policy, and for working capital, which may include, among other things, the repayment of our repurchase agreements. See “Use of Proceeds” in this prospectus supplement.
Listing
We intend to apply to list the Notes on the New York Stock Exchange (the “NYSE”) under the symbol “MFO”. If the application is approved, we expect trading in the Notes on the NYSE to begin within 30 days after the Notes are first issued.
Trading
The Notes are expected to trade “flat,” meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not included in the trading price.
Governing Law
New York.
Trustee, Registrar and Paying Agent
Wilmington Trust, National Association.
Risk Factors
Investing in the Notes involves risks. Before deciding whether to invest in the Notes, you should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-5, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in the Notes involves risks. You should carefully review the following risk factors and the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference in the accompanying prospectus, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in the accompanying prospectus, and any related free writing prospectus issued by us that we provide you in connection with the offering of Notes pursuant to this prospectus supplement. You should also carefully review the other risks and uncertainties discussed in this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus, and in any related free writing prospectus issued by us. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Notes. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the Notes could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

Risks Related to the Notes and this Offering

The effective subordination of the Notes may limit our ability to satisfy our obligations under the Notes.

The Notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, including other senior unsecured indebtedness issued under the Indenture (as defined under “Description of the Notes”) under which the Notes will be issued. However, the Notes will be effectively subordinated to all of our secured indebtedness, which includes our repurchase agreements, securitized debt, obligation to return securities obtained as collateral, and other financing arrangements, to the extent of the value of the collateral securing such indebtedness. As of December 31, 2011, we did not have any senior unsecured indebtedness and our total secured indebtedness was approximately $9.109 billion, comprised of repurchase agreements, securitized debt, obligation to return securities obtained as collateral, and other financing arrangements, where investment securities pledged as collateral under our repurchase agreements and interest rate swaps had an estimated fair value of $9.041 billion. The indenture governing the Notes will not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the Notes, until such secured indebtedness is satisfied in full.

In addition, the Notes will not be guaranteed by any of our subsidiaries and, consequently, claims of holders of the Notes will be effectively subordinated to all liabilities of all of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the Notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors. The indenture governing the Notes will not prohibit us or our subsidiaries from incurring additional indebtedness (whether secured or unsecured) or issuing preferred equity in the future. In addition, certain debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral. As of December 31, 2011, our subsidiaries had no outstanding liabilities to third parties.

We may be unable to generate sufficient cash flow to satisfy our debt service obligations on the Notes.

Our ability to generate cash flow from operations to make interest payments on the Notes will depend on our future performance, which will be affected by a range of economic, competitive, legislative, regulatory and business factors. We cannot control many of these factors, including general economic conditions. If our operations do not generate sufficient cash flow from operations to satisfy our debt service obligations or to fund other liquidity needs, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, including the Notes, or selling assets. Additional funds or alternative financing may not be available to us on favorable terms, or at all. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could cause us to be unable to meet our payment obligations.

There are limited covenants and protections in the Indenture.

While the Indenture and the Notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the Notes. For example, the Indenture will not contain any financial covenants and will not restrict us from paying dividends, incurring additional debt (including any repurchase agreements or financing any of our assets through securitizations), issuing or repurchasing our other securities or securing indebtedness with the stock or equity interests of our subsidiaries. As a result, we could enter into transactions that could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or our credit ratings, or otherwise adversely affect the holders of the Notes.

In addition, as described under “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event,” upon the occurrence of a Change of Control Repurchase Event, holders are entitled to require us to repurchase their Notes at 101% of their principal amount. However, the definition of the term “Change of Control Repurchase Event” is limited and does not cover a variety of transactions (such as acquisitions by us, recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of your Notes. A change of control transaction under the Indenture may only occur if there is either (i) certain changes in our ownership structure or control of us or (ii) occupation of a majority of the seats on our board of directors by persons who were neither nominated by our board of directors nor appointed by directors so nominated. If we were to enter into a significant corporate transaction that negatively affects the value of the Notes, but would not constitute a Change of Control Repurchase Event, you would not have any rights to require us to repurchase the Notes prior to their maturity, which also would adversely affect your investment. Other than the rights associated with a Change of Control Repurchase Event and the restrictions provided by the merger covenant described under “Description of the Notes — Consolidation, Merger and Sale of Assets,” we generally have no duty to consider the interests of holders of the Notes in determining whether to engage in such transaction.

Changes in the credit markets could adversely affect the market price of the Notes.

Following this offering, the market price for the Notes will be based on a number of factors, including:

•	the prevailing interest rates being paid by other companies similar to us; and
•	the overall condition of the financial markets.

The condition of the credit markets and prevailing interest rates have fluctuated in the past and can be expected to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price and liquidity of the Notes.

An active trading market may not develop for the Notes, which could adversely affect the price of the Notes in the secondary market and your ability to resell the Notes should you desire to do so.

The Notes are a new issue of securities and there is no established trading market for the Notes. We intend to apply to list the Notes on the NYSE under the symbol “MFO”. If the application is approved, we expect trading in the Notes on the NYSE to begin within 30 days after the Notes are first issued; however, we cannot make any assurance as to:

•	the acceptance by the NYSE of our application to list the Notes;
•	the development of an active trading market;
•	the liquidity of any trading market that may develop;
•	the ability of holders to sell their Notes; or

•	the price at which the holders would be able to sell their Notes.

If a trading market were to develop, the future trading prices of the Notes will depend on many factors, including prevailing interest rates, our credit ratings published by major rating agencies, the market for similar securities and our operating performance and financial condition. If a trading market does develop, there is no assurance that it will continue. If an active public trading market for the Notes does not develop or does not continue, the market price and liquidity of the Notes is likely to be adversely affected and Notes traded after their purchase may trade at a discount from their purchase price.

The Notes are expected to trade “flat,” meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not included in the trading price.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event”), each holder of Notes will have the right to require us to repurchase all or any part of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Repurchase Event, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the Notes. Our failure to repurchase the Notes as required under the Indenture governing the Notes would result in a default under the Indenture, which could result in defaults under agreements governing any of our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the Notes.

We may be unable to repay the principal amount of the Notes at maturity.

At maturity, the entire outstanding principal amount of the Notes will become due and payable by us. We cannot assure you that we will have sufficient funds or will be able to arrange for necessary financing on acceptable terms to pay the principal amount due. In that case, our failure to repay the Notes at maturity would constitute an event of default under the Indenture.

Provisions of the Notes could discourage a potential future acquisition of us by a third party.

Certain provisions of the Notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event”), each holder of Notes will have the right to require us to repurchase all or any part of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. These provisions may discourage a potential future acquisition of us by a third party.

Redemption may adversely affect your return on the Notes.

On or after April 15, 2017, we will have the right to redeem some or all of the Notes prior to maturity, as described under “Description of the Notes — Optional Redemption and Repayment.” We may redeem the Notes at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the Notes. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

The Notes will not mature until 30 years after the original issue date.

If we do not redeem the Notes, the Notes will not mature until April 15, 2042 (approximately 30 years after the original issue date). By purchasing the Notes, you are making an investment that will be subject to, among other things, our credit risk over a substantial period of time. You should consider the potential full lifetime of the Notes when making an investment decision.

We do not intend to seek a rating on the Notes.

We do not intend to seek a rating on the Notes, which could impact the market price of the Notes. We cannot assure you what rating might have been assigned to the Notes had we sought such a rating.

RATIOS OF EARNINGS TO FIXED CHARGES

	Years Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	3.11x	2.85x	2.16x	1.13x	1.09x

(1)	The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of our interest expense and estimated interest component within rental expense.

USE OF PROCEEDS

We expect to receive approximately $96,500,000 in net proceeds from the sale of the Notes in this offering (or approximately $111,027,500 if the underwriters’ option is exercised in full), after deducting the underwriting discount and estimated expenses of this offering payable by us.

We intend to use the net proceeds from this offering to acquire additional MBS, consistent with our investment policy, and for working capital, which may include, among other things, the repayment of our repurchase agreements.

DESCRIPTION OF THE NOTES

The following description summarizes certain terms and provisions of the Notes and certain terms and provisions of the Indenture that we will enter into in connection with this offering that are applicable to the Notes. The following description is not intended to be comprehensive. We have filed the Indenture as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You may obtain a copy of the Indenture by following the directions described under “Information We File” in the accompanying prospectus. Our description of the Notes below is qualified by reference to such Indenture, which we urge you to read. As used in this section, “MFA,” “we,” “us” and “our” mean MFA Financial, Inc. and its successors, but not any of its subsidiaries. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in such Indenture, and those definitions are incorporated herein by reference.

General

Subject to the discussion in this prospectus supplement, the Notes

•	will be issued pursuant to a base indenture as supplemented by a supplemental indenture thereto, each to be dated as of April 11, 2012, between us and Wilmington Trust, National Association, as trustee, paying agent and registrar. We refer to the base indenture and supplemental indenture collectively as the “Indenture.” Copies of the Indenture and the form of the Notes will be filed with the SEC,
•	will be issued in the initial aggregate principal amount of $100,000,000 (or $115,000,000 if the underwriters exercise their overallotment option in full),
•	will mature on April 15, 2042,
•	will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof,
•	will be redeemable at our option, in whole or in part, at any time on and after April 15, 2017, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but excluding, the redemption date as described under “— Optional Redemption and Repayment” below,
•	will not be subject to a sinking fund, and
•	are expected to be listed on the New York Stock Exchange.

None of our subsidiaries, affiliates or any other person has guaranteed the payment of principal, premium, if any, or interest on the Notes or has any other obligation in connection with the Notes.

Further Issuances

We may, without the consent of the holders of the Notes, increase the principal amount of the Notes by issuing additional senior debt securities in the future on the same terms and conditions, except for any difference in the issue price, issue date and interest accrued prior to the issue date of the additional senior debt securities. The Notes offered hereby and any additional senior debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.

Ranking

The Notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, including other senior unsecured indebtedness issued under the Indenture. The Notes will be effectively subordinated to all of our secured indebtedness, which includes our repurchase agreements, securitized debt, obligation to return securities obtained as collateral, and other financing arrangements, to the extent of the value of the collateral securing such indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the Notes, until such secured indebtedness is satisfied in full.

In addition, the Notes will not be guaranteed by any of our subsidiaries and, consequently, claims of holders of the Notes will be effectively subordinated to all liabilities of all of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the Notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors. The Indenture does not limit the aggregate principal amount of senior debt securities that we may issue thereunder and provides that debt securities may be issued thereunder from time to time in one or more series. In addition, the Indenture does not prohibit us or our subsidiaries from incurring additional secured indebtedness in the future. Furthermore, certain debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral. The Notes will be our obligations exclusively.

Trading Characteristics

We expect the Notes to trade at a price that takes into account the value, if any, of accrued and unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Notes that is not included in their trading price. Any portion of the trading price of a Note that is attributable to accrued and unpaid interest will be treated as a payment of interest for U.S. federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on disposition of the Notes. See “Additional Material U.S. Federal Income Tax Considerations” below.

Payments

The Notes will bear interest from and including April 11, 2012 at a rate of 8.00% per year and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”), beginning July 15, 2012. Interest on the Notes will accrue from and including April 11, 2012 to, but excluding, the first Interest Payment Date, and then from and including each Interest Payment Date to which interest has been paid or duly provided to, but excluding, the next Interest Payment Date. On an Interest Payment Date, interest will be paid to the persons in whose names the Notes were registered as of the record date. With respect to any Interest Payment Date, while the Notes remain in book-entry form the record date will be one business day prior to the relevant Interest Payment Date.

The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months. If any Interest Payment Date, the maturity date or any redemption date or repurchase date is a Legal Holiday, the required payment will be made on the next succeeding day that is not a Legal Holiday as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date to such next succeeding day. “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at the place of payment are not required to be open.

Optional Redemption and Repayment

The Notes will be redeemable at our option, in whole or in part, at any time on or after April 15, 2017 upon not less than 15 nor more than 60 days notice to the holders, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Notes to be redeemed (in principal amounts of $25 or integral multiples of $25 in excess thereof) (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) if the Notes are in global form but are not listed on any national securities exchange, by lot or by such other similar method in accordance with the procedures of DTC and (c) if the Notes are not listed on any national securities exchange and are not in global form, on a pro rata basis (to the extent practicable).

Unless there is a default in the payment of the redemption amount, on and after the redemption date, interest will cease to accrue on the Notes, or the portions thereof called for redemption.

Additionally, we may at any time repurchase the Notes at any price in the open market and may hold, resell or surrender such Notes to the Trustee for cancellation. Except as discussed below under “— Offer to Repurchase Upon a Change of Control Repurchase Event,” you will not have the right to require us to repay the Notes prior to maturity. We are not required to, and will not, establish a sinking fund to retire the Notes prior to maturity.

Payment

Payment of principal of and interest on any Notes represented by one or more permanent global notes in definitive, fully registered form without interest coupons will be made to Cede & Co., the nominee for The Depository Trust Company (the “Depositary”) as the registered owner of the global notes, by wire transfer of immediately available funds. Initially, the Trustee will act as paying agent for the Notes. Payments of principal and interest on the Notes will be made by us through the paying agent to the Depositary. See “— Book-Entry Only Securities” below.

Holders of certificated Notes, if any, must surrender such certificated Notes to the Trustee to collect principal and interest payments at maturity. Principal and interest on certificated Notes will be payable by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, payment of principal and interest may be made by check mailed to a holder’s registered address.

The principal of and interest on the Notes will be payable in U.S. dollars or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. No service charge will be made for any registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Notes may be presented for registration of transfer or exchange at the office of the registrar for the Notes or at any other office or agency maintained by us or the registrar for such purpose. Initially, Wilmington Trust, National Association will act as registrar for the Notes.

Certain Covenants

Other than as described below under “— Offer to Repurchase Upon a Change of Control Repurchase Event” and “— Consolidation, Merger and Sale of Assets,” the Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, change of control, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating. See “Risk Factors — Risks Related to the Notes and this Offering.”

Consolidation, Merger and Sale of Assets

The Indenture will provide that we will not be party to a Substantially All Merger or participate in a Substantially All Sale, unless:

•	we are the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Party”) is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and has expressly assumed by supplemental indenture all of our obligations under the Notes and the Indenture;
•	immediately after giving effect to such transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and
•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the Trustee and the paying agent (if other than the Trustee).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“MFA Group” means MFA and MFA’s direct and indirect Subsidiaries (to the extent of its economic ownership interest in such Subsidiaries) taken as a whole.

“Ordinary Voting Power” means, with respect to any Person, the power to elect the directors (or functional equivalent) of such Person.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the aggregate Ordinary Voting Power represented by the issued and outstanding Equity Interests (as defined below) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“Substantially All Merger” means a merger or consolidation of MFA with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the MFA Group taken as a whole to a Person that is not within the MFA Group immediately prior to such transaction or series of related transactions.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person in one or a series of related transactions, directly or indirectly, of all or substantially all of the combined assets of the MFA Group taken as a whole to a Person that is not within the MFA Group immediately prior to such transaction or series of related transactions.

Any Person that becomes a Successor Party pursuant to this covenant will be substituted for us in the Indenture, with the same effect as if it had been an original party to the Indenture. As a result, the Successor Party may exercise our rights and powers under the Indenture, and we will be released from all of our liabilities and obligations under the Indenture with respect to the Notes.

Any substitution of a Successor Party for us might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the Notes. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

The provisions described in the accompanying prospectus under the caption “Description of Debt Securities — Merger, Consolidation and Transfer of Assets” will not apply to the Notes.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (defined below) occurs, unless we have exercised our option to redeem the Notes as described above, we will make an offer to each holder of Notes to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will give notice to each holder with copies to the Trustee and the paying agent (if other than the Trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of

Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

(1)  accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)  deposit with the Trustee an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)  deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The Trustee will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $25 and integral multiples of $25 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if (i) we or our successor delivered a notice to redeem in the manner, at the times and otherwise in compliance with the optional redemption and repayment provision described above prior to the occurrence of the Change of Control Repurchase Event or (ii) a third party makes an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. Our failure to repurchase the Notes upon a Change of Control Repurchase Event would result in a default under the Indenture. If the holders of the Notes exercise their right to require us to repurchase the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under any credit facility or other debt instruments to which we are or could become party, including the acceleration of the payment of any borrowings thereunder. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of our other debt and the Notes. See “Risk Factors — Risks Related to the Notes and this Offering — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.”

“Change of Control” means the occurrence of the following:

•	the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate Ordinary Voting Power of our issued and outstanding Equity Interests;
•	occupation of a majority of the seats (other than vacant seats) on our board of directors by Persons who were neither (i) nominated by our board of directors nor (ii) appointed by directors so nominated; or
•	the acquisition of direct or indirect Control of us by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date of the closing of the offering of the Notes) not in Control of us on the date of the closing of the offering of the Notes;

provided that, for the purposes of this definition, no Change of Control shall be deemed to occur by reason of our becoming a wholly owned Subsidiary of a Successor Parent.

“Change of Control Repurchase Event” means the occurrence of a Change of Control.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Successor Parent” means any Person for which Equity Interests of such Person representing more than 50% of the aggregate Ordinary Voting Power of the issued and outstanding Equity Interests of such Person immediately after the time we become a wholly owned Subsidiary of such Person, are beneficially owned (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) by one or more Persons that beneficially owned Equity Interests representing more than 50% of the aggregate Ordinary Voting Power of our issued and outstanding Equity Interests immediately prior to our becoming a wholly owned Subsidiary of such Person and in substantially the same proportion as immediately prior to our becoming a wholly owned Subsidiary of such Person.

Information Rights

The Indenture will provide that during any period in which MFA is not subject to Section 13 or 15(d) of the Exchange Act and any Notes are outstanding, MFA will (1) transmit by mail (or other permissible means under the Exchange Act) to all holders of Notes, without cost to such holders, copies of the annual reports and quarterly reports containing information that is substantially similar to the information that is required to be contained in such reports that MFA would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if MFA were subject thereto (other than exhibits or any information required by Items 402 and 404 of Regulation S-K pursuant to the Securities Act that would have been required) and (2) promptly, upon request, supply copies of such reports to any prospective holder of Notes. MFA will mail (or otherwise provide) the information to the holders of Notes within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC if MFA were subject to Section 13 or 15(d) of the Exchange Act as a non-accelerated filer as such term is defined in Rule 12b-2 under the Exchange Act.

Delivery of any reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports, information or other documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our or any other Person’s compliance with any of its covenants thereunder. Neither the Trustee nor any paying agent shall have any obligation to monitor or confirm, on a continuing basis or otherwise, our or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under the Indenture.

Events of Default

Any one of the following is an “Event of Default” with respect to the Notes:

•	if we default in the payment of interest on the Notes, and such default continues for 30 days;
•	if we default in the payment of the principal of the Notes when the same becomes due and payable upon maturity, upon redemption or otherwise;
•	our failure to pay the repurchase price when due in connection with a Change of Control Repurchase Event;
•	if we fail to comply with any of our other agreements in the Notes or in the Indenture, which failure continues for 90 days after we receive notice from the Trustee or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

•	if we default after the expiration of any applicable grace period in the payment of principal when due on, or resulting in acceleration of, other indebtedness for borrowed money, other than Non-Recourse Indebtedness of us or any of our Subsidiaries or indebtedness of any Structured Finance Subsidiary, where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the Notes; and
•	if certain events of bankruptcy or insolvency occur with respect to us.

“Non-Recourse Indebtedness” means an obligation for indebtedness that can only be satisfied out of the collateral securing the obligation and not out of the debtor’s other assets.

“Structured Finance Subsidiary” means a Subsidiary the primary function of which is to act as an issuer, depositor or special purpose entity in connection with issuances of obligations collateralized by loans, bonds, mortgages or other debt obligations issued by third parties.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes to be due and payable immediately. The holders of a majority in principal amount of the Notes may rescind such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely as a result of such acceleration.

Holders of Notes may not enforce the Indenture or the Notes, except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, the holders of more than 50% in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. The Trustee may withhold from holders of Notes notice of any continuing default (except a default in the payment of principal or interest or the repurchase price in connection with a Change of Control Repurchase Event) if it determines that withholding notice is in their interests. We are also required to deliver to the Trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred.

The provisions described in the accompanying prospectus under the caption “Description of Debt Securities — Events of Default” will not apply to the Notes.

Amendment and Waiver

With the written consent of the holders of a majority in principal amount of the Notes then outstanding, we and the Trustee may amend or supplement the Indenture or modify the rights of the holders of the Notes. Such majority holders may also waive compliance by us of any provision of the Indenture, any supplemental indenture or the Notes, except a default in the payment of principal or interest. However, without the consent of the holder of each Note affected, an amendment or waiver may not:

•	reduce the amount of Notes whose holders must consent to an amendment or waiver;
•	change the rate or the time for payment of interest;
•	change the principal or the fixed maturity;
•	waive a default in the payment of principal or interest;
•	waive a default in the payment of the repurchase price in connection with a Change of Control Repurchase Event;
•	make the Notes payable in a different currency; or
•	make any change in the provisions of the Indenture concerning (a) waiver of existing defaults, (b) rights of holders of Notes to receive payment or (c) amendments and waivers without the consent of the holder of each Note affected.

We and the Trustee may amend or supplement the Indenture, any supplemental indenture or the Notes, without the consent of any holder of any of the Notes to:

•	cure any ambiguity, defect or inconsistency in the Indenture, any supplemental indenture or the Notes, including to eliminate any conflict or inconsistency with the Trust Indenture Act, that does not adversely affect the rights of the holders of the Notes;
•	provide for the assumption of all of our obligations under the Notes and the Indenture by a Person in connection with a Substantially All Merger or Substantially All Sale in which we are not the surviving Person;
•	provide for uncertificated Notes in addition to or instead of certificated Notes;
•	add to the covenants made by us for the benefit of the holders of any series of debt securities, including the Notes (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are included solely for the benefit of such series) or to surrender any right or power conferred upon us;
•	add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of the Notes, as set forth in the Indenture;
•	secure any Notes;
•	provide for the issuance of and establish the form and terms and conditions of the Notes or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or the Notes or to add to the rights of the holders of the Notes;
•	to make any change to the Indenture, any supplemental indenture or the Notes to conform the terms thereof to the preliminary prospectus supplement, as supplemented by the issuer free writing prospectus related to the offering of the Notes; or
•	make any change that does not adversely affect the rights of any holder of the Notes in any material respect.

The provisions described in the accompanying prospectus under the caption “Description of Debt Securities — Modification, Waivers and Meetings” will not apply to the Notes.

Defeasance

We may elect to defease and be discharged from all of our obligations with respect to the Notes (“defeasance”), except for certain limited obligations.

If we elect defeasance with respect to the Notes, we will irrevocably deposit with the Trustee or other qualifying trustee, in trust for that purpose, an amount in U.S. dollars (and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money) sufficient to pay the principal of and any premium and any interest on the Notes at stated maturity or, if applicable, upon redemption.

The defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the Indenture;
•	we shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the IRS a ruling or (B) since the date of the Indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•	if the cash and government obligations deposited are sufficient to pay the outstanding Notes provided the Notes are redeemed on a particular redemption date, we shall have given the Trustee irrevocable instructions to redeem the Notes on that date; and
•	no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of the deposit into trust; and no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

The provisions described in the accompanying prospectus under the caption “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” will not apply to the Notes.

Governing Law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Wilmington Trust, National Association will be the Trustee. If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of its own affairs. The Trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any Notes only after those holders have offered the Trustee indemnity satisfactory to it.

If the Trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign. We maintain banking relationships with Wilmington Trust, National Association and its affiliates in the ordinary course of our business.

Neither the Trustee nor any paying agent shall have any obligation to monitor or confirm, on a continuing basis or otherwise, our or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under the Indenture.

Book-Entry Only Securities

The Notes will be issued only in book-entry form through the facilities of the Depositary and will be in denominations of $25 and integral multiples of $25 in excess thereof. The Notes will be represented by one or more global securities (“Global Securities”) and will be registered in the name of a nominee of the Depositary. Holders of the Notes may elect to hold interests in a Global Security through the Depositary, Clearstream Banking, societe anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the Depositary’s books.

The Depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary holds securities that its participants (“Direct Participants”) deposit with the Depositary. The Depositary also facilitates the settlement among its Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, thereby eliminating the need for physical movement of securities. The Depositary’s Direct Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries. Access to the Depositary’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the SEC.

Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.

Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear further advises that investors that acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Securities.

Purchases of Global Securities under the Depositary system must be made by or through Direct Participants, which will receive a credit for the Global Securities on the Depositary’s records. The beneficial interest of each actual purchaser of each Global Security (a “Beneficial Owner”) is in turn to be recorded on the records of the respective Direct Participant and Indirect Participant and Clearstream and Euroclear will credit on its book-entry registration and transfer system the number of Notes sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream or their respective nominee participants. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction.

Title to book-entry interests in the Notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the Notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the Notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the Notes among Clearstream and Euroclear and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and the Depositary.

Payments of the principal of, premium, if any, and interest on the Notes represented by the Global Securities registered in the name of and held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owners and holder of the Global Securities.

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Depositary nor any other nominee of the Depositary will consent or vote with respect to the Global Securities. Under its usual procedures, the Depositary mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns the Depositary’s consenting or voting rights to those Direct Participants to whose accounts the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Principal, premium, if any, and interest payments in respect of the Global Securities will be made to the Depositary or any other nominee as may be requested by an authorized representative of the Depositary. The Depositary’s practice is to credit Direct Participants’ accounts, upon the Depositary’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on the Depositary’s records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such Direct or Indirect Participant and not that of the Depositary, the Trustee, any paying agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Principal, premium, if any, and interest payments in respect of the Global Securities to the Depositary or other nominee requested by an authorized representative of the Depositary) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of the Depositary and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Security to those persons may be limited. In addition, because the Depositary can act only on behalf of Direct Participants, which, in turn, act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Security to pledge that interest to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing that interest.

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between the Depositary participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s same-day funds settlement system. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the Notes to or receiving interests in the Notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in the Notes received by Clearstream or Euroclear as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions involving interests in such Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received by Clearstream or Euroclear as a result of sales of interests in the Notes by or through a Clearstream customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream and Euroclear have each agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among their participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

The Global Security may not be transferred except as a whole to another nominee of the Depositary or to a successor Depositary selected or approved by us or to a nominee of that successor Depositary. A Global Security is exchangeable for definitive Notes in registered form in authorized denominations only if:

•	the Depositary notifies us that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by us within 90 days;
•	the Depositary ceases to be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation and a successor corporation is not appointed by us within 90 days; or
•	we, in our sole discretion, determine not to require that all of the Notes be represented by a Global Security.

The information in this section has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy thereof.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supplements the discussion under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. Terms used in this section but not defined in this section have the meanings ascribed to them elsewhere in this prospectus supplement or in “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. You should refer to the discussion in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations” for a discussion of the tax consequences of our election to be taxed as a REIT. The following is a summary of the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the Notes.

This discussion does not purport to be a complete analysis of all the potential tax considerations relating to the acquisition, ownership and disposition of the Notes. The discussion is based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. The IRS could challenge the statements in this discussion, which do not bind the IRS or the courts.

This summary applies to you only if you are a beneficial owner of a Note and you acquire the Note in this offering for a price equal to the issue price of the Notes. The issue price of the Notes is the first price at which a substantial amount of the Notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary deals only with Notes held as “capital assets” (within the meaning of Section 1221 of the Code — property held for investment) and does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	dealers in securities;
•	traders in securities;
•	U.S. Holders (as defined below) whose functional currency is not the United States dollar;
•	persons holding Notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle, or synthetic security;
•	persons subject to the alternative minimum tax;
•	certain United States expatriates;
•	financial institutions;
•	insurance companies;
•	controlled foreign corporations, passive foreign investment companies and regulated investment companies, and shareholders of such corporations;
•	entities that are tax-exempt from U.S. federal income tax, such as retirement plans, individual retirement accounts, and tax-deferred accounts; and
•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

If you are a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holding Notes, or a partner in such a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you are encouraged to consult your own tax advisor regarding the U.S. federal income and estate tax consequences of purchasing, owning and disposing of the Notes.

You are encouraged to consult your own tax advisor before you purchase Notes regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of purchasing, owning, and disposing of the Notes that may be applicable to you in light of your particular circumstances.

For purposes of this summary, when we use the term —

•	U.S. Holder, we mean a U.S. Person that is a beneficial owner of the Notes; and
•	Non-U.S. Holder, we mean a person other than an U.S. Person that is a beneficial owner of the Notes.

Certain Contingent Payments

Although the matter is not free from doubt, we believe, and intend to take the position, that the Notes should not be characterized as contingent payment debt instruments under U.S. federal income tax law even though the Notes provide for certain contingent payments (see “Description of the Notes”) because such contingencies should be treated as remote and/or incidental contingencies. If the IRS takes a contrary position, a U.S. Holder may be required (i) to accrue interest income at a rate higher than the stated interest rate on the Notes, and (ii) to treat as ordinary income, rather than capital gain, any gain on the sale or retirement of the Notes. You should consult your tax advisor about the risk of the Notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes are not contingent payment debt instruments.

Tax Treatment of U.S. Holders

The following summary applies to you only if you are a U.S. Holder.

Interest on the Notes

Interest on your Notes will be taxed as ordinary interest income. In addition:

•	if you use the cash method of accounting for U.S. federal income tax purposes, you will have to include the interest on your Notes in your gross income at the time you receive the interest; and
•	if you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include the interest on your Notes in your gross income at the time the interest accrues.

It is expected and the discussion herein assumes that the Notes will not be issued with original issue discount for U.S. federal income tax purposes.

Market discount

If a U.S. Holder purchases a Note after original issuance for an amount that is less than its stated principal amount as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a “market discount,” unless such market discount is less than a de minimis amount (¼ of 1 percent of the stated principal amount multiplied by the number of complete years to maturity after the U.S. Holder acquires the Note).

Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on a Note, or any gain realized on the sale, conversion, retirement or other disposition of a Note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. If a U.S. Holder disposes of a Note with market discount in certain otherwise non-taxable transactions, the U.S. Holder must include in computing taxable income accrued market discount as ordinary income as if the U.S. Holder had sold the Note at its then fair market value. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

Amortizable bond premium

If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date, other than regularly scheduled interest payments, such U.S. Holder will be considered to have purchased the Note with “amortizable bond premium,” generally equal in amount to such excess.

A U.S. Holder may elect to amortize bond premium on a Note. If you elect to amortize premium, you will reduce the amount required to be included in your income each year with respect to interest on your Note by the amount of amortizable bond premium allocable to that year, based on your Note’s yield to maturity. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, other than debt instruments the interest on which is excludible from gross income, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

Election to include all interest in income using a constant yield method

All U.S. Holders may generally, upon election, include in income all interest (including stated interest, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a Note by using a constant yield method, subject to certain limitations and exceptions. Because this election will affect how the U.S. Holder treats debt instruments other than the Notes, it should be made only in consultation with a tax advisor.

Sale or Other Disposition of Notes

Upon the sale, redemption, exchange or other taxable disposition of the Notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•	the amount realized on the disposition (less any amount attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in your gross income, in the manner described above under “— Tax Treatment of U.S. Holders — Interest on the Notes”); and
•	your tax basis in the Notes.

Your tax basis in your Notes generally will be their cost, adjusted by adding any market discount previously included in income with respect to your Note, and subtracting any amortizable bond premium applied to reduce interest on your Note. Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition you have held the Notes for more than one year. Long-term capital gain of a noncorporate U.S. Holder is generally taxed at preferential rates. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the disposition of Notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Notes.

Tax Treatment of Non-U.S. Holders

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. The following discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations” (“CFCs”) and “passive foreign investment companies.” Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the Notes.

For purposes of the following discussion, income and gain on the sale or other disposition of a Note will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct of a trade or business in the United States and (ii) in the case of a Non-U.S. Holder eligible for the benefits of an applicable U.S. bilateral income tax treaty, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States, if required by the treaty.

Current income

Subject to recently enacted legislation discussed below, a Non-U.S. Holder generally will not be subject to U.S. tax on payments on the Notes (other than proceeds from a disposition of a Note, as discussed below) provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the interests in our common stock capital, is not a CFC with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code, and is not a bank described in Section 881(c)(3)(A) of the Code and (ii) the Non-U.S. Holder provides a qualifying statement that the owner is not a U.S. person and the withholding agent does not have actual knowledge or reason to know otherwise. To satisfy the qualifying statement requirement referred to in (ii) above, the beneficial owner of a Note must provide a properly executed IRS Form W-8BEN (or appropriate substitute form) prior to the receipt of payments on the Note.

If a Non-U.S. Holder does not satisfy the above requirements, the gross amount of interest payments on the Note that do not constitute U.S. trade or business income will be subject to U.S. federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will instead be taxed at regular graduated U.S. income tax rates. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also, under certain circumstances, be subject to the branch profits tax at a 30% (or, if applicable, treaty reduced) rate. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, prior to the receipt of payments on the Note. In addition, a Non-U.S. Holder may, under certain circumstances, be required to obtain a U.S. taxpayer identification number and make certain certifications to us. Special procedures are provided for payments through qualified intermediaries. A Non-U.S. Holder of a Note that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of amounts withheld at a higher rate by filing an appropriate claim for a refund with the IRS.

Disposition of the Notes

Subject to recently enacted legislation discussed below, any gain realized on the sale, exchange, redemption, repurchase, retirement or other taxable disposition of a Note by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described in the preceding section captioned “Current income”) generally will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not U.S. trade or business income of the Non-U.S. Holder and (ii) in the case of a foreign individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year.

Except to the extent that an applicable income tax treaty provides otherwise, gain with respect to Notes that is considered to be effectively connected with the conduct of a U.S. trade or business will generally be subject to U.S. federal income tax at regular U.S. federal income tax rates, as if the Non-U.S. Holder were a U.S. person. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or a rate specified in an applicable treaty).

Recently enacted legislation

On March 18, 2010, President Obama signed the Hiring Incentives to Restore Employment Act (the “HIRE Act”) into law. The HIRE Act added new chapter 4 to the Code. Under chapter 4, recent IRS guidance and proposed regulations, a withholding agent generally is required to deduct and withhold tax equal to 30% of interest payments made after December 31, 2013, and proceeds of sale in respect of debt obligations received after December 31, 2014, in either case, that is paid to a foreign financial institution or non-financial foreign entity, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a Foreign Owner might be eligible for refunds or credits of such taxes. Under proposed regulations, this new withholding tax will not apply to obligations that are issued prior to January 1, 2013. If, however, the Notes are “significantly modified” on or after January 1, 2013 in such a way that they were considered to be re reissued for U.S. federal income tax purposes, this legislation could apply to interest payments and proceeds of sale in respect of the Notes occurring subsequent to the date of such modification.

If we are required to withhold any U.S. federal withholding tax on payments made to any holder of our Notes, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a payment of cash to the holder of the Notes with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld.

Information reporting and backup withholding

Payments of interest and other current income made by us on, and the proceeds of the sale or other disposition (including a redemption) of, the Notes may be subject to information reporting and U.S. federal backup withholding tax if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld under the backup withholding rules is allowable as a credit against the holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with its fiduciary responsibilities, and the documents and instruments governing the ERISA Plan.

In addition, we, certain of our subsidiaries and the underwriters, the Trustee, the Depository and our and their respective affiliates may be each considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many ERISA Plans, as well as with respect to many plans that are described in and subject to Section 4975 of the Code (such plans together with ERISA Plans are referred to herein as “Plans”). Prohibited transactions within the meaning of ERISA and the Code could arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which we, any of our subsidiaries or affiliates and the other persons referenced above is a party in interest, unless the transaction qualifies for an exemption from the prohibited transaction rules of ERISA and the Code. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable exemption.

In this regard, exemptive relief from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code may be available for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Notes. Those exemptions include Prohibited Transaction Class Exemption (“PTCE”) 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides exemptive relief for certain arm’s length transactions with a person (other than a fiduciary or an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the Plan assets involved in the transaction) that is a party in interest or disqualified individuals or disqualified individual solely by reason of providing services to Plans or being an affiliate of such a service provider. However, there can be no assurance that any of these class exemptions, the statutory exemption referenced above or any other exemption will be available with respect to any particular transaction involving the Notes.

Because we, our affiliates and the other persons referenced above may be considered a party in interest or disqualified person with respect to many Plans, the Notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless (i) an exemption applies with respect to, and the conditions for exemptive relief will be satisfied in connection with, such purchase and holding or (ii) such purchase and holding will not otherwise constitute a non-exempt prohibited transaction.

Governmental plans, certain church plans and non-United States plans (collectively, “Non-ERISA Plans”), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to local, state, federal, non-U.S. or other laws or regulations that are substantially similar to the foregoing provisions of Section 406 of ERISA or Section 4975 of the Code (collectively, “Similar Laws”). Fiduciaries of any such Non-ERISA Plans should consult with their counsel before purchasing any Notes.

Accordingly, each purchaser, transferee and holder of the Notes (or any interest therein) will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase or holding of the Notes that either (a) it is not a Plan, a Plan Asset Entity or a Non-ERISA Plan and is not purchasing or holding such Notes (or any interest therein) on behalf of or with the assets of any Plan, Plan Asset Entity or a Non-ERISA Plan or (b) its purchase and holding of the Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes.

UNDERWRITING

Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Morgan Stanley & Co. LLC	$26,666,700
UBS Securities LLC	26,666,650
Wells Fargo Securities, LLC	26,666,650
RBC Capital Markets, LLC	5,000,000
Credit Suisse Securities (USA) LLC	2,500,000
Deutsche Bank Securities Inc.	2,500,000
J.P. Morgan Securities LLC	2,500,000
Cantor Fitzgerald & Co.	1,250,000
JMP Securities LLC	1,250,000
HRC Investment Services, Inc.	1,000,000
Robert W. Baird & Co. Incorporated	1,000,000
Wedbush Morgan Securities Inc.	1,000,000
William Blair & Company, L.L.C.	1,000,000
Ziegler Capital Markets Group	1,000,000
Total	$100,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.50 per Note. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed $0.45 per Note. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The amount of the underwriting discount (expressed as a percentage of the principal amount of the Notes) to be paid by us to the underwriters in connection with this offering is 3.15%.

We estimate the expenses related to this offering payable by us, not including the underwriting discount, will be approximately $350,000.

If the underwriters sell more than the total principal amount set forth in the table above, the underwriters have an option to purchase up to an additional $15,000,000 aggregate principal amount of the Notes at the initial public offering price less the underwriting discount within 30 days from the date of this prospectus supplement solely to cover overallotments. If any Notes are purchased pursuant to this option, the underwriters will severally purchase Notes in approximately the same proportion as set forth in the table above. Any Notes issued or sold under the option will be issued and sold on the same terms and conditions as the other Notes that are the subject of this offering.

The following table shows the total underwriting discounts that we are to pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Note	Without Option	With Option
Public Offering Price	$25.0000	$100,000,000	$115,000,000
Underwriting Discount	$0.7875	$3,150,000	$3,622,500
Proceeds to Us (before expenses)	$24.2125	$96,850,000	$111,377,500

We have agreed that for a period of 30 days after the date of the offering of the Notes, we will not offer, sell, contract to sell or otherwise dispose of any of our debt securities or warrants to purchase or otherwise acquire debt securities of ours that are substantially similar to the Notes, other than (i) the Notes (including any Notes sold to cover overallotments), (ii) commercial paper issued in the ordinary course of our business or (iii) securities or warrants permitted with the prior written consent of the representatives.

The Notes are a new issue of securities and there is no established trading market for the Notes. We intend to apply to list the Notes on the New York Stock Exchange under the symbol “MFO”. If the application is approved, we expect trading in the Notes on the New York Stock Exchange to begin within 30 days after the Notes are first issued.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.
•	Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.
•	Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

The underwriters and their respective affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of Notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of Notes to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the Notes have not authorized and do not authorize the making of any offer of Notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the Notes, other than the underwriters, is authorized to make any further offer of the Notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in

Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan, and the Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA. Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,
•	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:
•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;
•	where no consideration is or will be given for the transfer; or
•	where the transfer is by operation of law.

LEGAL MATTERS

Certain corporate and securities opinions will be passed upon for us by K&L Gates LLP, Washington, D.C. and Venable LLP, Baltimore, Maryland. In addition, the description of federal income tax consequences contained in the section of this prospectus supplement entitled “Additional Material U.S. Federal Income Tax Considerations” and in the accompanying prospectus entitled “Material U.S. Federal Income Tax Considerations” is based on the opinion of K&L Gates LLP, Washington, D.C. The validity of the Notes will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York, and Sullivan & Cromwell LLP will rely as to all matters of Maryland law upon the opinion of Venable LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2011 and for the year ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2010 and for each of the two years in the period ended December 31, 2010 appearing in our Annual Report (Form 10-K) for the year ended December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

MFA FINANCIAL, INC.

Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
Rights
and
Units

We may from time to time offer,

•	shares of our common stock,
•	shares of our preferred stock (which we may issue in one or more series),
•	depositary shares representing shares of our preferred stock,
•	warrants entitling the holders to purchase our common stock, preferred stock, depositary shares or debt securities,
•	debt securities,
•	rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock, shares of our preferred stock, depositary shares or debt securities, to purchase our debt securities or to purchase units consisting of two or more of the foregoing, or
•	units consisting of two or more of the foregoing.

We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.

In each prospectus supplement, we will include the following information:

•	The names of the underwriters or agents, if any, through which we will sell the securities.
•	The proposed amount of securities, if any, which the underwriters will purchase.
•	The compensation, if any, of those underwriters or agents.
•	The public offering price of the securities.
•	Information about securities exchanges, electronic communications networks or automated quotation systems on which the securities will be listed or traded.
•	Any other material information about the offering and sale of the securities.

Investing in our securities involves certain risks. Before buying any of our securities, you should read the risks referenced under the caption “Risk Factors” on page 4 of this prospectus

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

April 2, 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of our common stock, preferred stock, depositary shares representing shares of our preferred stock, warrants entitling the holders to purchase our common stock, preferred stock, depositary shares or debt securities, debt securities, rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock, shares of our preferred stock, depositary shares or debt securities, to purchase our debt securities or to purchase units consisting of two or more of the foregoing, or units consisting of two or more of the foregoing, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Incorporation of Certain Documents By Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (or the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (or the Exchange Act). When used, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” and similar expressions, are intended to identify forward-looking statements and, as such, may involve known and unknown risks, uncertainties and assumptions.

These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, those relating to:

•	changes in interest rates and the market value of our mortgage-backed securities (or MBS);
•	changes in the prepayment rates on the mortgage loans securing our MBS;
•	our ability to borrow to finance our assets;
•	implementation of or changes in government regulations or programs affecting our business;
•	our ability to maintain our qualification as a real estate investment trust (or a REIT) for federal income tax purposes;
•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the concept release issued by the Securities and Exchange Commission (or the SEC) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; and
•	risks associated with investing in real estate assets, including changes in business conditions and the general economy.

These and other risks, uncertainties and factors, including those identified in our annual report on Form 10-K for the fiscal year ended December 31, 2011, and those discussed in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time and it is not possible to predict those factors or how they may affect us. Except as required by law, we are not obligated to, and are not undertaking to, update or revise any forward-looking statements.

MFA FINANCIAL, INC.

The following information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus. We encourage you to read this prospectus, as well as the information which is incorporated by reference herein, in their entireties. You should carefully consider the material risks of investing in our securities referenced under the caption “Risk Factors” of this prospectus before making a decision to invest in our securities. All references to “we,” “us” or “our company” in this prospectus mean MFA Financial, Inc. The following defines certain of the terms used in this prospectus: MBS refers to mortgage-backed securities secured by pools of residential mortgage loans; Agency MBS refers to MBS that are issued or guaranteed by a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the U.S. Government, such as Ginnie Mae; and Non-Agency MBS are MBS that are not guaranteed by any agency of the U.S. Government or any federally chartered corporation.

Our Business

We are a REIT primarily engaged in the business of investing, on a leveraged basis, in residential Agency and Non-Agency MBS. Our principal business objective is to generate net income for distribution to our stockholders resulting from the difference between the interest and other income we earn on our investments and the interest expense we pay on the borrowings that we use to finance our leveraged investments and our operating costs.

Compliance with REIT Requirements and the Investment Company Act of 1940

We have elected to be treated as a REIT for U.S. federal income tax purposes. In order to maintain our qualification as a REIT, we must comply with a number of requirements under U.S. federal income tax law that are discussed under the heading “Material U.S. Federal Income Tax Considerations” in this prospectus. If we fail to maintain our qualification as a REIT, we would be subject to U.S. federal income tax, which could have an adverse impact on our business. In addition, we at all times intend to conduct our business so as to maintain our exempt status under, and not to become regulated as an investment company for purposes of, the Investment Company Act. If we fail to maintain our exempt status under the Investment Company Act, we would be unable to conduct our business as described in this prospectus. See “Risk Factors — Future legal changes could require us to significantly restructure our operations in order to maintain our investment company exemption, which would materially and adversely affect us” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into this prospectus.

General Information

We were incorporated on July 24, 1997 under Maryland law. Our principal executive offices are located at 350 Park Avenue, 20th Floor, New York, New York 10022. Our telephone number is (212) 207-6400. Our common stock and our 8.50% Series A Cumulative Redeemable Preferred Stock are listed on the New York Stock Exchange (or NYSE) under the symbols “MFA” and “MFA PrA,” respectively. We maintain a website at www.mfa-reit.com. Information contained on our website is not, and should not be interpreted to be, part of this prospectus.

RISK FACTORS

Investment in our securities involves risk. Before choosing to invest in our securities, you should carefully consider the risks of an investment in our company set forth under the caption “Item 1A. Risk Factors” (or similar captions) in our most recent Annual Report on Form 10-K and under the caption “Item 1A. Risk Factors” (or similar captions) in any of our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which reports are incorporated herein by reference. In the future, you should also carefully consider the disclosures relating to the risks of an investment in our company contained in the reports or documents we subsequently file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, which reports and documents will deemed to be incorporated by reference into this prospectus upon their filing. See “Incorporation of Certain Documents by Reference” and “Forward-Looking Statements.”

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	Years Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	3.11x	2.85x	2.16x	1.13x	1.09x
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	2.95x	2.70x	2.09x	1.11x	1.07x

(1)	The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For these purposes, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of our interest expense and estimated interest component within rental expense. Preferred stock dividends consist of pre-tax amounts required to pay dividends in respect of our 8.50% Series A Cumulative Redeemable Preferred Stock.

USE OF PROCEEDS

Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use to, among other things, acquire additional MBS, consistent with our investment policy, and for working capital, which may include, among other things, the repayment of our repurchase agreements.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of the terms of our stock is only a summary. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law, or MGCL. See “Incorporation Of Certain Documents By Reference.”

General

Our charter provides that we may issue up to 1 billion shares of capital stock, all with a par value of $0.01 per share. As of December 31, 2011, 895 million of these authorized shares were classified as common stock, 5 million shares were classified as 8.50% Series A Cumulative Redeemable Preferred Stock (or the Series A Preferred Stock) and 100 million shares were classified as excess stock. As of February 9, 2012, we had 356,933,821 shares of common stock, 3,840,000 shares of Series A Preferred Stock and no shares of excess stock outstanding.

Pursuant to our charter, the board of directors of our company (or our board) is authorized to classify and reclassify any unissued shares of our capital stock, to provide for the issuance of shares in other classes or series (including preferred stock in one or more series), to establish the number of shares in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Under Maryland law, stockholders are generally not liable for our debts or obligations.

Common Stock

All shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable. Holders of our common stock will be entitled to receive distributions on their shares of common stock if, as and when our board authorizes and we declare distributions out of legally available funds. However, rights to distributions may be subordinated to the rights of holders of our preferred stock, when preferred stock is issued and outstanding, or subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock. See “— Restrictions on Ownership and Transfer” below. In the event of our liquidation, dissolution or winding up, each outstanding share of our common stock will entitle its holder to a proportionate share of the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of the common stockholders. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, sinking fund, redemption or exchange rights or any preemptive rights to subscribe for any of our securities and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, sell all or substantially all of its assets or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to our board, consideration of non-stockholder constituencies, indemnification, exculpation, advance notice of stockholder proposals and the charter amendment section) may be approved by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon.

Our charter grants our board the power to authorize the issuance of additional authorized but unissued shares of common stock and preferred stock. Our board may also classify or reclassify unissued shares of common stock or preferred stock and authorize their issuance.

We believe that these powers of our board provide increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Although our board does not intend to do so at the present time, it could authorize the issuance of a class or series that could delay, defer or prevent a change of control or other transaction that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.

Preferred Stock

We may issue preferred stock in one or more classes or series with any rights and preferences which may be authorized by our board. The preferred stock, when issued, will be duly authorized, validly issued, fully paid and non-assessable. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, our board may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of the holders of our common stock.

On February 9, 2012, there were 3,840,000 shares of our Series A Preferred Stock outstanding. A description of our Series A Preferred Stock is set forth in our Articles Supplementary, dated April 22, 2004, filed on Form 8-A with the SEC on April 23, 2004, and is incorporated herein by reference.

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary relating to such series. We will distribute a prospectus supplement with regard to each series of preferred stock. The prospectus supplement, relating to each such series, will specify the terms of the preferred stock, as follows:

•	the title and stated par value of the preferred stock;
•	the number of shares offered, the liquidation preference per share and the offering price per share of the preferred stock;
•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;
•	the date from which dividends on the preferred stock will accumulate, if applicable;
•	the voting rights, if applicable, of the preferred stock;
•	the provision for a sinking fund, if any, for the preferred stock;
•	the provision for or any restriction on redemption or repurchase, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;
•	a discussion of certain material U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;
•	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;
•	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to, among other purposes, preserve our qualification as a REIT; and
•	any other specific terms, preference rights, limitations or restrictions of the preferred stock.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT, our stock must be beneficially owned by 100 or more persons for at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended (or the Code), to include certain exempt entities) during the last half of a taxable year.

Our charter provides that, subject to certain exceptions, no stockholder or “group” (as defined in Section 13(d)(3) of the Exchange Act) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the outstanding shares of our capital stock (or the Ownership Limit). Our board may waive the Ownership Limit if it is presented with evidence satisfactory to it that the waiver will not jeopardize our qualification as a REIT. As a condition to any such waiver, our board may require opinions of counsel satisfactory to it and must receive an undertaking from the applicant with respect to preserving our REIT qualification. The Ownership Limit will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

If shares of common stock and/or preferred stock in excess of the Ownership Limit, or shares which would cause us to be beneficially owned by fewer than 100 persons or cause us to become “closely held” under Section 856(h) of the Code, are issued or transferred to any person, the issuance or transfer shall be void as to the number of shares in violation of such restrictions and the intended transferee will acquire no rights to such shares of common stock and/or preferred stock. Shares issued or transferred that would cause any stockholder (or a Prohibited Owner) to own more than the Ownership Limit or cause us to become “closely held” under Section 856(h) of the Code will automatically be converted into an equal number of shares of excess stock. All excess stock will be automatically transferred, without action by the Prohibited Owner, to a trust for the exclusive benefit of one or more charitable beneficiaries that we select, and the Prohibited Owner will not acquire any rights in the shares of excess stock. Such automatic transfer shall be deemed to be effective as of the close of business on the day prior to the date of the transfer causing a violation. The trustee of the trust shall be appointed by us and must be independent of us and the Prohibited Owner. The Prohibited Owner shall have no right to receive dividends or other distributions with respect to, or be entitled to vote, any shares of excess stock held in the trust. Any dividend or other distribution paid prior to the discovery by us that excess stock has been transferred to the trust must be paid by the recipient of the dividend or distribution to the trustee upon demand for the benefit of the charitable beneficiary, and any dividend or other distribution authorized but unpaid shall be paid when due to the trust. The trust shall have all dividend and voting rights with respect to the shares of excess stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or distribution so paid to the trust shall be held in trust for the charitable beneficiary.

Within 20 days of receipt of our notice that excess stock has been transferred to the trust, the trustee will sell the excess stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, any interest of the charitable beneficiary in the excess stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary as follows. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the excess stock or, if the Prohibited Owner did not give value for the excess stock in connection with the event causing the excess stock to be held in the trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in our charter) of the excess stock on the day of the event causing the excess stock to be held in the trust, and (b) the price per share received by the trustee from the sale or other disposition of the excess stock held in the trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the charitable beneficiary. If, prior to our discovery that excess stock has been transferred to the trust, the excess stock is sold by a Prohibited Owner, then the excess stock will be deemed to have been sold on behalf of the trust and, to the extent that the Prohibited Owner received an amount for the excess stock that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, the excess shall be paid to the trustee upon demand.

The Ownership Limit provision will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration is increased. Any change in the Ownership Limit would require an amendment to our charter. Such an amendment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock and any other class of capital stock with such voting rights. In addition to preserving our qualification as a REIT, the Ownership Limit may have the effect of precluding an acquisition of control of our company without the approval of our board.

To the extent our shares of stock are certificated, all certificates representing shares of our common stock or preferred stock will refer to the restrictions described above.

Any person who acquires or attempts or intends to acquire shares of our stock in violation of any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.

All persons who own, directly or by virtue of the attribution provisions of the Code, 5% or more of our outstanding shares of stock (or such other percentage at the time prescribed by the Code or the regulations promulgated thereunder) must file a written statement with us containing the information specified in our charter within 30 days after January 1 of each year. In addition, each stockholder must upon demand disclose to us such information as we deem necessary in order to determine our qualification as a REIT and to ensure compliance with the Ownership Limit.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Computershare, 480 Washington Boulevard, Jersey City, NJ 07310-1900. Its telephone number is 866-249-2610 and its website is www.computershare.com. The information on such website is not, and should not be interpreted to be, part of this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests in shares of a particular series of preferred stock, which are called depositary shares. We will deposit the shares of preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The deposit agreement and form of depositary receipt will be filed as exhibits to the Registration Statement of which this prospectus forms a part. The holders of depositary shares will be entitled to all of the rights and preferences of the shares of preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions.  Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock held by a depositary, the depositary will distribute the dividend or other distribution to the holders of depositary shares in proportion to the depositary shares held by each of them. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock.  A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares.  Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting.  Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference.  Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion.  If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement.  We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been redeemed or converted; or
•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous.  There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the shares of preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. The warrant agreement and form of warrant will be filed as exhibits to the Registration Statement of which this prospectus forms a part. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

•	the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, depositary shares or debt securities);
•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);
•	the period during which the warrants may be exercised;
•	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;
•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and
•	any other material terms of the warrants.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the MGCL. See “Incorporation Of Certain Documents By Reference.”

Classification of Our Board

Our bylaws provide that the number of directors may be established by our board but may not be fewer than the minimum number permitted by the MGCL nor more than fifteen. Any vacancy may be filled, at any regular meeting or at any special meeting called for that purpose, only by a majority of the remaining directors. Any director elected to fill a vacancy by our board serves for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualifies.

Pursuant to our charter, our board is divided into three classes of directors. Directors of each class serve for three-year terms and each year one class of directors will be elected by the stockholders. The number of directors in each class and the expiration of the current term of each class term is as follows:

Class I	3 Directors	Expires 2014
Class II	3 Directors	Expires 2012
Class III	3 Directors	Expires 2013

We believe that the classification of our board helps to assure the continuity and stability of our business strategies and policies as determined by our board. Common stockholders have no right to cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

The classified board provision of our charter could have the effect of making the replacement of incumbent directors more time-consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of our company, even though the tender offer or change in control might be in the best interest of our stockholders.

Removal of Directors

Our charter provides that a director may be removed only for cause and only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors. This provision, when coupled with the exclusive power of our board to fill vacant directorships, precludes stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filing the vacancies created by the removal with their own nominees.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if our board approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, our board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that holders of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

Without our having elected to be subject to Subtitle 8, our charter and bylaws already (1) provide for a classified board, (2) require the affirmative vote of the holders of at least 80% of the votes entitled to be cast in the election of directors for the removal of any director from our board, which removal will be allowed only for cause, (3) vest in our board the exclusive power to fix the number of directorships and (4) require, unless called by our Chairman of the Board, Chief Executive Officer or President or our board, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting. In addition, we have elected to be subject to the Subtitle 8 provision that requires a vacancy on our board to be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually. In addition, our Chairman of our Board, Chief Executive Officer, President or our board may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Limitation and Indemnification of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify any director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another entity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a director or officer of our company and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter also permits our company to indemnify and advance expenses to any employee or agent of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer only upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Amendment to Our Charter

Our charter may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter; provided, however, that certain amendments related to our board, consideration of non-stockholder constituencies, indemnification, exculpation, advance notice of stockholder proposals and the charter amendment section require the affirmative vote of not less than 80% of all the votes entitled to be cast on such matters.

Dissolution of Our Company

Our dissolution must be declared advisable by a majority of our entire board and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our charter provides that, with respect to annual meetings, timely notice of stockholder business proposals and stockholder nominees for directors must be received in accordance with the bylaws. The bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board and the proposal of other business to be considered by stockholders may be made only pursuant to our notice of the meeting, by our board or by a stockholder who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, proposals of business to be considered by stockholders may be made only pursuant to our notice of the meeting, by our board or by a stockholder who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provisions of our charter on classification of our board and removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of common stock or otherwise be in their best interest.

DESCRIPTION OF DEBT SECURITIES

The following description of our debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities of that series or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

We may issue our debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured debt securities; and the term “debt securities” includes both unsecured debt securities and secured debt securities.

The debt securities will be issued under an indenture to be entered into by us and a trustee. The trustee shall be Wilmington Trust, National Association or such other trustee as may be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act of 1939.”

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Information We File” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to “MFA,” “we,” “our company,” “us” and “our” and other similar references mean MFA Financial, Inc., excluding its subsidiaries.

General

The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

•	the title of the series of debt securities;
•	any limit on the aggregate principal amount of debt securities of the series;
•	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

•	whether any debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the name of the depositary for the global debt securities;
•	if any debt securities are to be issuable as bearer debt securities, the date as of which any such bearer debt securities shall be dated;
•	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;
•	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;
•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;
•	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;
•	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;
•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;
•	the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;
•	the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;
•	the terms and conditions, if any, upon which we will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;
•	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000, in the case of debt securities in registered form (“registered debt securities”) or $5,000, in the case of bearer debt securities;
•	the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;
•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;
•	if other than U.S. dollars, the foreign currency in which payment of the principal of, any premium or interest on or any Additional Amounts (as defined below) with respect to any of such Securities shall be payable;
•	if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;
•	if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;
•	any addition to, or modification or deletion of, any covenant or Event of Default with respect to debt securities of the series;
•	any addition to, or modification or deletion of, any term related to satisfaction or discharge, defeasance or covenant defeasance with respect to debt securities of the series;

•	if any of such debt securities are to be issuable upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;
•	if any of such debt securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;
•	if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series to any Holder who is a United States Alien in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;
•	if there is more than one trustee, the identity of the trustee and, if not the trustee, the identity of each registrar, paying agent or authenticating agent with respect to the debt securities;
•	the Person to whom any interest on a debt security of the series shall be payable, if other than the Person in whose name that debt security is registered on the applicable record date;
•	the manner in which, or the Person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;
•	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;
•	whether such debt securities of the series will be guaranteed, if so, the names of the guarantors of the debt securities of the series and a description of the guarantees; and
•	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement, if applicable.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “— Merger, Consolidation and Transfer of Assets,” the indenture does not contain any provisions that would limit our ability or the ability of any of our subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we and our subsidiaries may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States of America. However, we, at our option, may make payments of interest on any registered debt security by check mailed to the address of the Person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States of America if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;
•	register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part;
•	exchange any bearer debt security selected for redemption, except to exchange a bearer debt security for a registered debt security of that series of like tenor and terms that is simultaneously surrendered for redemption; or
•	issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Book-entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be The Depository Trust Company (or DTC). Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC's direct and indirect participants and not of DTC, us, any trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be, we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series, we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream,

Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or another securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with Persons holding through Euroclear Participants.

Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement or the context otherwise requires, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Secured Debt Securities

The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Transfer of Assets

The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any Person unless:

•	either (1) we shall be the continuing Person (in the case of a merger) or (2) the successor Person (if other than us) formed by or resulting from the consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United

States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the indenture) by a supplemental indenture;
•	immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and
•	the trustee shall have received the officers' certificate and opinion of counsel called for by the indenture.

In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor Person of the supplemental indenture described above, such successor Person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor Person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to the debt securities of any series is defined in the indenture as being:

(1)	default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;
(2)	default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in our common shares or other securities or property);
(3)	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;
(4)	default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for our common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);
(5)	default in the performance, or breach, of any other covenant or warranty applicable to us in the indenture or in any debt security of that series, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 60 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;
(6)	default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt of us or any Significant Subsidiary of ours or indebtedness of any Structured Finance Subsidiary of ours) for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;
(7)	failure by us or any of our Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;
(8)	specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours; or
(9)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee in good faith determines it in the interest of the holders to do so. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

The indenture provides that if an Event of Default (other than an Event of Default specified in clause (9) of the second preceding paragraph with respect to us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an Event of Default specified in clause (9) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references to an Event of Default specified in clause (9) of the second preceding paragraph with respect to us shall not include any Event of Default specified in clause (9) of the second preceding paragraph with respect to any Significant Subsidiary of ours.

Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether or not we are in default under the terms of the indenture.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;
•	such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;
•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
•	no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

Unless otherwise provided in the applicable prospectus supplement, the indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to enter into an indenture or supplemental indentures for the purpose of modifying or amending any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, no such modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture;
•	reduce the principal of or any premium on any debt securities or reduce the rate of interest on any debt securities or reduce the price payable upon the redemption of any debt security, whether such redemption is mandatory or at our option, or upon the repurchase of any debt security at the option of the holder, or reduce any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts;
•	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;
•	adversely affect any right of repayment or repurchase of any debt securities at the option of any holder;
•	change any place where or the currency in which debt securities are payable;
•	impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt security which is convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange that debt security in accordance with its terms;
•	make any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property;
•	reduce the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences; or

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without in each case obtaining the consent of the holder of each outstanding debt security issued under such indenture affected by the modification or amendment.

Unless otherwise provided in the applicable prospectus supplement, the indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

•	to evidence the succession of another Person to us and the assumption by that successor of our covenants contained in the indenture and in the debt securities issued under the indenture;
•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture with respect to all or any series of debt securities issued under the indenture;
•	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;
•	to establish the form or terms of debt securities of any series and any related coupons, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property and to establish any provisions with respect to any security or other collateral for such debt securities and to make any deletions from or additions or changes to the indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;
•	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;
•	to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;
•	to add any additional Events of Default with respect to all or any series of debt securities;
•	to supplement any of the provisions of the indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely effect the interest of any holder of a debt security of such series or any other debt security in any material respect;
•	to add guarantees or guarantors in respect of all or any debt securities, to establish the forms and terms of the guarantees and to evidence the release and discharge of any guarantor from its obligations under its guarantee of any or all debt securities and its obligations under the indenture in respect of any or all debt securities in accordance with the terms of the indenture;
•	to secure or, if applicable, to provide additional security for all or any debt securities issued under the indenture and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities in accordance with the terms of the indenture;
•	to make any change to the indenture or any debt securities to conform the terms thereof to the terms reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities;
•	in the case of any series of debt securities which are convertible into or exchangeable for our common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or
•	to amend or supplement any provision contained in the indenture or in any debt securities, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

Unless otherwise provided in the applicable prospectus supplement, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “— Merger, Consolidation and Transfer of Assets” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also upon our request or the request of holders of at least 33 1/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the Persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

•	either
(A)	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or
(B)	all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in

U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;
•	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and
•	the trustee has received an officers' certificate and an opinion of counsel called for by the indenture.

If the debt securities of any series provide for the payment of Additional Amounts, we will remain obligated, following the deposit described above, to pay (on the terms and subject to the conditions set forth in the applicable indenture) Additional Amounts with respect to those debt securities to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amounts as described above.

Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

•	to defease and be discharged from all of our obligations with respect to that series of debt securities (“defeasance”), except for:
(1)	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,
(2)	the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and
(3)	certain other limited obligations.
•	to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

If we effect defeasance with respect to the debt securities of any series and those debt securities provide for the payment of Additional Amounts, we will remain obligated, following the effectiveness of such defeasance, to pay (on the terms and subject to the conditions set forth in the indenture) Additional Amounts with respect to those debt securities to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amount as described above.

The defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture;
•	in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the IRS a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;
•	in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;
•	if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and
•	no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

As used in the indenture, the following terms have the meanings specified below:

The term “Corporation” includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Non-recourse Debt” means an obligation for indebtedness that can only be satisfied out of the collateral securing the obligation and not out of the debtor's other assets.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of ours that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the SEC as in effect on the date of the indenture.

“Structured Finance Subsidiary” means a Subsidiary the primary function of which is to act as an issuer, depositor or special purpose entity in connection with issuances of obligations collateralized by loans, bonds, mortgages or other debt obligations issued by third parties.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

Wilmington Trust, National Association may act as trustee under one or more of the indentures.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any rights or units that may be offered pursuant to this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that (i) apply to you, as an Owner (as defined in the immediately succeeding paragraph) of shares of our capital stock and (ii) relate to our qualification as a REIT. K&L Gates LLP has acted as our tax counsel, has reviewed this section and is of the opinion that the discussion contained herein fairly summarizes the U.S. federal income tax consequences that are likely to be material to an Owner. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular Owners in light of their personal investment or tax circumstances, or to certain types of Owners that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “— Taxation of Owners — Taxation of Tax-Exempt Owners” below), regulated investment companies, partnerships and other pass-through entities (including entities classified as partnerships for U.S. federal income tax purposes), financial institutions or broker-dealers, persons liable for the alternative minimum tax, and non-U.S. individuals and foreign corporations (except to the extent discussed in “— Taxation of Owners — Taxation of Foreign Owners” below) and other persons subject to special tax rules.

You should be aware that in this section, when we use the term:

“Code,” we mean the Internal Revenue Code of 1986, as amended;

“Disqualified Organization,” we mean any organization described in section 860E(e)(5) of the Code, including:

(i)	the United States;
(ii)	any state or political subdivision of the United States;
(iii)	any foreign government;
(iv)	any international organization;
(v)	any agency or instrumentality of any of the foregoing;
(vi)	any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and
(vii)	any rural electrical or telephone cooperative;

“Domestic Owner,” we mean an Owner that is a U.S. Person;

“Foreign Owner,” we mean an Owner that is not a U.S. Person;

“IRS,” we mean the Internal Revenue Service;

“Owner,” we mean any person having a beneficial ownership interest in shares of our capital stock;

“REMIC,” we mean real estate mortgage investment conduit as that term is defined in section 860D of the Code;

“TMP,” we mean a taxable mortgage pool as that term is defined in section 7701(i)(2) of the Code;

“TRS,” we mean a taxable REIT subsidiary described under “— Subsidiary Entities — Taxable REIT Subsidiaries” below; and

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

The statements in this section are based on the current U.S. federal income tax laws. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences described below.

We have not sought and will not seek a private letter ruling from the IRS regarding any matter described in this prospectus.

We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our capital stock and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Federal Income Tax Considerations Relating to Our Treatment as a REIT

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ending on December 31, 1997. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and the owners of REIT stock. These laws are highly technical and complex.

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that we currently distribute to our stockholders, but taxable income generated by our domestic TRSs, if any, will be subject to regular U.S. federal (and applicable state and local) corporate income tax. However, we will be subject to U.S. federal tax in the following circumstances:

1.	We will pay U.S. federal income tax on our taxable income, including net capital gain that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.
2.	We may be subject to the “alternative minimum tax”.
3.	We will pay U.S. federal income tax at the highest corporate rate on:
•	net income from the sale or other disposition of property acquired through foreclosure, which we refer to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and
•	other non-qualifying income from foreclosure property.
4.	We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.
5.	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:
•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by
•	a fraction intended to reflect our profitability.
6.	If we fail to satisfy the asset tests by more than a de minimis amount, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

7.	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure was due to reasonable cause and not due to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
8.	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification.”
9.	If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.
10.	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a Domestic Owner would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.
11.	We will be subject to a 100% excise tax on transactions between us and any of our TRSs that are not conducted on an arm’s-length basis.
12.	If (a) we recognize excess inclusion income for a taxable year as a result of our ownership of a 100% equity interest in a TMP or our ownership of a REMIC residual interest and (b) one or more Disqualified Organizations is the record owner of shares of our common stock during that year, then we will be subject to tax at the highest corporate U.S. federal income tax rate on the portion of the excess inclusion income that is allocable to the Disqualified Organizations. We do not anticipate owning REMIC residual interests; we may, however, own 100% of the equity interests in one or more trusts formed in connection with our securitization transactions that would be classified as a TMP. See “— Taxable Mortgage Pools.”
13.	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate U.S. federal income tax rate if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:
•	the amount of gain that we recognize at the time of the sale or disposition, and
•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state, local, and foreign income, property, and other taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.
2.	Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.
3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.
5.	At least 100 persons are beneficial owners of its shares or ownership certificates.
6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year. For purposes of this requirement, indirect ownership will be determined by applying attribution rules set out in section 544 of the Code, as modified by section 856(h) of the Code.
7.	It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.
8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, however, and beneficiaries of such a trust will be treated as owning our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we have and have always had sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for U.S. federal income tax purposes. We intend to continue to comply with these requirements.

Subsidiary Entities

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs (see “— Gross Income Tests” and “— Asset Tests”). A qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes, including for purposes of the gross income and asset tests applicable to REITs. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (see “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.

Actions taken by partnerships in which we own an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions (for a brief description of prohibited transactions, see “— Prohibited Transactions”). If a disregarded subsidiary of ours ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Similarly, the election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation, unlike a qualified REIT subsidiary or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to U.S. federal income tax (and applicable state and local taxes) on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or indirectly through pass-through subsidiaries. However, as noted below, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If a TRS that has for any taxable year both (i) a debt-to-equity ratio in excess of 1.5 to 1, and (ii) accrued interest expense in excess of accrued interest income, then the TRS may be denied an interest expense deduction for a portion of the interest expense accrued on indebtedness owed to the parent REIT (although the TRS can carry forward the amount disallowed to subsequent taxable years). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Gross Income Tests

We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or mortgages on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property (subject to certain requirements);
•	interest on debt secured by a mortgage on real property or on interests in real property;
•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	gain from the sale of real estate assets;
•	any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify; and
•	income derived from certain temporary investments.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business) or any combination of these.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not held as inventory or dealer property.

Interest, including original issue discount and market discount, on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. Where a mortgage covers both real property and other property, an apportionment of interest income must be made for purposes of the 75% gross income test. If a mortgage covers both real property and other property and the fair market value of the real property securing the mortgage loan at the time we commit to originate or acquire the mortgage loan equals or exceeds the highest principal amount of the loan during the year, then all of the interest we accrue on the mortgage loan will qualify for purposes of the 75% gross income test. If, however, the value of the real property were less than the highest principal amount, then only a portion of the interest income we accrue on the mortgage loan would qualify for purposes of the 75% gross income test; such portion based on the percentage equivalent of a fraction, the numerator of which is the fair market value of the real property and the denominator of which is the principal amount of the mortgage loan.

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. Interest income from investments that are not secured by mortgages on real property will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Mortgage-Backed Securities

We have acquired and expect to continue to acquire MBS, including Agency MBS, that will be treated either as interests in a grantor trust or as REMIC regular interests. We expect that all income from the MBS in which we invest will be qualifying income for purposes of the 95% gross income test. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Thus, to the extent those mortgage loans are secured by real property or interests in real property, the income from the grantor trust will be qualifying income for purposes of the 75% gross income test. Income that we accrue with respect to REMIC regular interests will generally be treated as qualifying income for purposes of the 75% gross income tests. If, however, less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of such income will qualify for purposes of the 75% gross income test. We expect that substantially all of the income we have accrued and will accrue on our investments in MBS, and any gain from the disposition of MBS, will be qualifying income for purposes of the both the 75% and the 95% gross income tests.

Foreign Currency Gains

Certain foreign currency gains recognized after July 30, 2008 are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.

Dividends

Our share of any dividends received from any corporation (including any TRS, but excluding any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Failure to Satisfy Gross Income Tests

We have monitored and will continue to monitor the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our REIT qualification. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the IRS a schedule describing the sources of our gross income in accordance with Treasury regulations. We cannot predict, however, whether in all circumstances, we would qualify for the benefit of these relief provisions. In addition, as discussed above under “— Federal Income Tax Considerations Relating to Our Treatment as a REIT,” even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

In addition, the Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income recognized after July 30, 2008, qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Cash/Income Differences — Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire MBS in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Payments on mortgage loans are ordinarily made monthly, and consequently accrued market discount generally will have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat the accrued original issue discount as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the MBS are not made.

In addition, if any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or if payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate MBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of “real estate assets,” cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs and interests in mortgage loans secured by real property (including certain types of mortgage backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership) may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership). Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs. For purposes of the 10% value test, the term “securities” does not include certain “straight debt” securities.

Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt.” Similarly, although stock of another REIT qualifies as a real estate asset for purposes of the REIT asset tests, non-mortgage debt issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset test).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Gross Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We intend to acquire and manage, through our subsidiaries, MBS that are either interests in grantor trusts or REMIC regular interests. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust, and we will be treated as owning an interest in real estate assets to the extent those mortgage loans held by the grantor trust represent real estate assets. In the case of REMIC regular interests, such regular interests will generally qualify as real estate assets. If, however, less than 95% of the REMIC’s assets are real estate assets, then only a proportionate part of the regular interest will be a real estate asset. We expect that substantially all of the MBS we acquire will be treated as real estate assets.

In addition, we have and expect to continue to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

We have monitored and will continue to monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. We will not obtain independent appraisals to support our conclusions concerning the values of our assets. Moreover, some of the assets that we may own may not be susceptible to precise valuation. Although we will seek to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

Failure to Satisfy Asset Tests

If we fail to satisfy the asset tests as the end of a quarter, we will not lose our REIT qualification if:

1.	we satisfied the asset tests at the end of the preceding calendar quarter; and
2.	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

(A)	the sum of

(i)  90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

(ii)  90% of the net income (after tax), if any, from foreclosure property (as described below), minus

(B)	the sum of certain items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely U.S. federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the Owners of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

For distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

We will pay U.S. federal income tax at corporate tax rates on our taxable income, including net capital gain that we do not distribute to stockholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate U.S. federal income tax and the 4% nondeductible excise tax.

We may elect to retain rather than distribute our net capital gain and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund, as the case may be, for their share of the tax paid by us. Stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “— Taxation of Owners — Taxation of Taxable Domestic Owners.”

We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, mortgage backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income. Thus, for any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, then to fund our distribution requirement and maintain our status as a REIT we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable stock dividends, or pursue other strategies. We cannot be assured, however, that any such strategy would be successful if our cash flow were to become insufficient to make the required distributions. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate stockholders may be eligible for the dividends received deduction, and individual stockholders and other non-corporate stockholders may be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income (through 2010). Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we do not expect that our assets will be held primarily for sale to customers, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular federal corporate income tax rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Foreclosure Property

A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75% gross income test. However, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain MBS as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

We may structure or enter into securitization or financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated U.S. federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT.

As long as we owned 100% of the equity interests in the TMP, all or a portion of the income that we recognize with respect to our investment in the TMP will be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year.

If we recognized excess inclusion income, then under guidance issued by the IRS we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we must notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization and your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Foreign Owners who hold stock for investment and not in connection with a trade or business conducted in the United States will be subject to United States federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more Disqualified Organizations are record holders of shares of common stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose stock ownership gave rise to the tax. To the extent that our common stock owned by Disqualified Organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our common stock held by the broker/dealer or other nominee on behalf of the Disqualified Organizations.

If we own less than 100% of the equity interests in a TMP, the foregoing rules would not apply. Rather, the TMP would be treated as a corporation for U.S. federal income tax purposes and would potentially be subject to federal corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to enter into any securitization or financing transaction that is a TMP in which we own some, but less than all, of the equity interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT. We cannot assure you that we will be successful in this regard.

Taxation of Owners

Taxation of Taxable Domestic Owners

Distributions.  As long as we qualify as a REIT, distributions we make to our taxable Domestic Owners out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other Owners that are not corporations generally will not be eligible for the 15% reduced rate of tax currently (through 2012) in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, and subject to certain limitations, an individual or other non-corporate Owner may be eligible for the 15% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our common stock. However, corporate Owners may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are currently taxable at maximum federal rates of 15% (through 2012) in the case of individuals, trusts and estates, and 35% in the case of corporations.

Rather than distribute our net capital gains, we may elect to retain and pay the U.S. federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the U.S. federal income tax we pay and (iii) increase the basis in your common stock by the difference between your share of the capital gain and your share of the credit.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our common stock you own, but rather, will reduce your adjusted tax basis in your common stock, but not below zero. Assuming that the common stock you own is a capital asset, to the extent that such distributions exceed your adjusted tax basis in the common stock you own, you must include them in income as long-term capital gain (or short-term capital gain if the common stock has been held for one year or less). Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

If we declare a dividend in October, November or December of any year that is payable to stockholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “— Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

If we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “— Taxable Mortgage Pools.”

Dispositions of Our Stock.  Any gain or loss you recognize upon the sale or other disposition of our common stock will generally be capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if you held the common stock for more than one year. In addition, any loss you recognize upon a sale or exchange of our common stock that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

If you recognize a loss upon a disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, recently enacted legislation imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

Amounts that you are required to include in taxable income with respect to our common stock you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our common stock, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares of common stock. Generally, income you recognize with respect to our common stock will be treated as investment income for purposes of the investment interest limitations.

Information Reporting and Backup Withholding.  We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or
•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your income tax liability. For a discussion of the backup withholding rules as applied to foreign owners, see “— Taxation of Foreign Owners.” In addition, we may be required to withhold a portion of capital gain distributions to any Domestic Owners who fail to certify their non-foreign status.

Taxation of Tax-Exempt Owners

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that a tax-exempt Owner (i) has not held our common stock as “debt financed property” within the meaning of the Code and (ii) has not used our common stock in an unrelated trade or business, amounts that we distribute to tax-exempt Owners and income from the sale of our common stock generally should not constitute UBTI. To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. However, a tax-exempt Owner’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “— Taxable Mortgage Pools.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt Owners that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, exempt from taxation under special provisions of the U.S. federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our stock or (b) a group of pension trusts individually holding more than 10% of our stock collectively owns more than 50% of the value of our stock. However, the restrictions on ownership and transfer of our stock are designed, among other things, to prevent a tax-exempt entity from owning more than 10% of the value of our stock, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Owners

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our common stock applicable to a Foreign Owner.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having Foreign Owners as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

This discussion is based on current law and is for general information only. This discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

General.  For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to acquire and manage, through our subsidiaries, such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividend Distributions.  The portion of dividends received by a Foreign Owner payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Foreign Owner will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a Foreign Owner will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our common stock. In cases where the dividend income from a Foreign Owner’s investment in our common stock is (or is treated as) effectively connected with the Foreign Owner’s conduct of a U.S. trade or business, the Foreign Owner generally will be subject to U.S. tax at graduated rates, in the same manner as Domestic Owners are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a foreign owner that is a foreign corporation). If a Foreign Owner is the record holder of shares of our common stock, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Foreign Owner unless:

•	a lower income treaty rate applies and the Foreign Owner provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or
•	the Foreign Owner provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “— Taxable Mortgage Pools.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is excess inclusion income.

Non-Dividend Distributions.  Distributions we make to a Foreign Owner that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the Foreign Owner’s adjusted tax basis in our common stock at the time of the distribution and, as described below, the Foreign Owner would otherwise be taxable on any gain from a disposition of our common stock. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A Foreign Owner may, however, seek a refund of such amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the IRS by the Foreign Owner.

Capital Gain Dividends.  Distributions that we make to Foreign Owners that are attributable to our disposition of U.S. real property interests (“USRPI,” which term does not include interests in mortgage loans and mortgage backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if the Foreign Owner is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury regulations interpreting the FIRPTA provisions of the Code could be read to impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to Foreign Owners, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a Foreign Owner so long as (i) our common stock is regularly traded (as defined by applicable Treasury regulations) on an established securities market, and (ii) the Foreign Owner owns (actually or constructively) no more than 5% of our common stock at any time during the one-year period ending with the date of the distribution.

Dispositions of Our Stock.  Unless our common stock constitutes a USRPI, a sale of our common stock by a Foreign Owner generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our common stock will constitute a USRPI. Our common stock will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our common stock will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by foreign owners. We believe that we will be a domestically controlled REIT, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically controlled REIT.

Even if we do not constitute a domestically controlled REIT, a Foreign Owner’s sale of our common stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) our stock is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market and (ii) the selling Foreign Owner has owned (actually or constructively) 5% or less of our outstanding common stock at all times during a specified testing period.

If gain on the sale of our stock were subject to taxation under FIRPTA, the Foreign Owner would generally be subject to the same treatment as a Domestic Owner with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the common stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Foreign Owner in two cases. First, if the Foreign Owner’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Foreign Owner, the Foreign Owner will generally be subject to the same treatment as a Domestic Owner with respect to such gain. Second, if the Foreign Owner is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax.  Our common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Information Reporting and Backup Withholding.  Under current Treasury regulations, information reporting and backup withholding will not apply to payments on the common stock made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a Foreign Owner provided that neither we nor our paying agent has actual knowledge or reason to know that you are a Domestic Owner. However, we or our paying agent may be required to report to the IRS and you payments of dividends on our common stock and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement. The gross proceeds from the disposition of your common stock may be subject to information reporting and backup withholding tax (currently at a maximum rate of 28%). If you sell your common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. information reporting and backup withholding requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your debt securities or common stock through a non-U.S. office of a broker that:

•	is a U.S. person;
•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;
•	is a “controlled foreign corporation” for U.S. federal income tax purposes; or
•	is a foreign partnership, if at any time during its tax year:
º	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or
º	the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a Foreign Owner and certain other conditions are met or you otherwise establish an exemption. If you receive payment of the proceeds of a sale of your common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN certifying that you are a Foreign Owner or you otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are not a Foreign Owner or the conditions of any other exemption are not, in fact, satisfied.

You are encouraged to consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Other Tax Consequences

Possible Legislative or Other Actions Affecting Tax Consequences.  Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in our common stock may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our common stock.

Recently Enacted Legislation.  On March 18, 2010, President Obama signed the Hiring Incentives to Restore Employment Act (the “HIRE Act”) into law. The HIRE Act added new chapter 4 to the Code. Under chapter 4, recent guidance from the IRS and proposed regulations, the withholding agent generally is required to deduct and withhold tax equal to 30% of any distributions in respect of our shares of capital stock paid after December 31, 2013 and 30% of any gross proceeds of sale or disposition of our shares of capital stock paid after December 31, 2014, in either case, that is paid to a foreign financial institution or non-financial foreign entity, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a Foreign Owner might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on an investment in our capital stock.

State and Local Taxes.  We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or we may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities to purchasers upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

Any securities issued hereunder (other than capital stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

In connection with the offering of the securities described in this prospectus and an accompanying prospectus supplement, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the security being offered. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of these securities may also create a “short position” for their account by selling more equity securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing the securities in the open market following completion of the offering or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Any underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Clifford Chance US LLP, New York, New York, previously passed upon the validity of the securities we are offering by this prospectus, other than the debt securities, the warrants to purchase debt securities, the rights and the units. K&L Gates LLP, Washington, D.C., has passed upon the validity of the debt securities, the warrants to purchase debt securities, the rights and the units. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering. In addition, the description of federal income tax consequences contained in the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations” is based on the opinion of K&L Gates LLP, Washington, D.C.

EXPERTS

Our consolidated financial statements as of December 31, 2011 and for the year ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2010 and for each of the two years in the period ended December 31, 2010 appearing in our Annual Report (Form 10-K) for the year ended December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC under the File Number 1-13991:

(1)	Our Annual Report on Form 10-K for fiscal year ended December 31, 2011.
(2)	The sections of our Definitive Proxy Statement on Schedule 14A for our 2011 annual meeting of stockholders incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010.
(3)	The description of the shares of capital stock contained in the Registration Statement on Form 8-A filed on March 26, 1998, including all amendments and reports filed for the purpose of updating such description.
(4)	The description of the shares of our 8.50% Series A Cumulative Redeemable Preferred Stock contained on Form 8-A filed on April 23, 2004.

In addition, we incorporate by reference into this prospectus any reports or documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the applicable offering under this prospectus. If anything in a report or document we file after the date of this prospectus changes anything in (or incorporated by reference in) it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.

We will provide to each person to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide this information at no cost to the requestor upon written or oral request addressed to MFA Financial, Inc., 350 Park Avenue, 20th Floor, New York, New York 10022, attention: Investor Relations Department (Telephone: 212-207-6400).

INFORMATION WE FILE

We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The public may read and copy any materials we file, including the registration statement and all exhibits thereto, with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that website is http://www.sec.gov.

Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.